Exhibit 99.1
DELEK LOGISTICS PARTNERS, LP
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
Background
The following unaudited pro forma condensed combined consolidated financial information of Delek Logistics Partners, LP (the “Partnership”) reflects adjustments to the historical combined consolidated financial statements of the Partnership to give effect to: (i) the acquisition of a terminal, storage tanks and related assets at Delek US's Tyler, Texas refinery (the "Tyler Refinery") (collectively, the “Tyler Assets”) from Delek Refining , Ltd. ("Delek Refining"), a wholly owned subsidiary of Delek US and hereafter referred to as the “Acquisition”, including the expected impact of the long-term commercial Tyler Throughput and Tankage Agreement (the "Throughput and Tankage Agreement"), the Tyler Site Services Agreement ("Site Services Agreement") and amended and restated Omnibus Agreement ("Restated Omnibus Agreement") that we entered into in connection with the Acquisition and (ii) the payment of estimated fees and expenses in connection with the Acquisition. References to “we,” “us” and “our” mean Delek Logistics Partners, LP and its consolidated subsidiaries, unless the context otherwise requires. References to “Delek US” refer collectively to Delek US Holdings, Inc. and any of its subsidiaries other than Delek Logistics Partners, LP, its subsidiaries and Delek Logistics GP, LLC (“DLGP”), its general partner. The information presented in this Report on Form 8-K contains the unaudited condensed combined pro forma financial results of the Delek Refining Tyler Assets (the "Predecessor"), our predecessor for accounting purposes, as of and for the three months ended March 31, 2013 and for the year ended December 31, 2012.
The Acquisition will be recorded at historical cost as it is considered to be a transfer of a business between entities under common control. Our valuation of the Tyler Assets is primarily based on the revenues that will be generated under the commercial Throughput and Tankage Agreement with Delek US, as well as on our own independent estimates of expected future and general and administrative expenses based on the industry experience of our management team.
The unaudited pro forma condensed combined consolidated financial information has been prepared for illustrative purposes only and is not necessarily indicative of our financial position or results of operations had the Acquisition actually occurred on the dates assumed, nor is such unaudited pro forma condensed combined consolidated financial information necessarily indicative of the results to be expected for any future period.
The pro forma adjustments are based on preliminary estimates and currently available information and assumptions that management believes are reasonable. The unaudited notes to the unaudited pro forma condensed combined consolidated statements of operations provide a detailed discussion of how such adjustments were derived and presented in the unaudited pro forma financial information. The unaudited pro forma condensed combined consolidated financial information and related notes thereto should be read in conjunction with the historical combined consolidated financial statements and related notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2012 and the historical condensed combined consolidated financial statements and related notes thereto included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed with the Securities and Exchange Commission.
Effective July 26, 2013, the Partnership acquired from Delek Refining the Tyler Assets. The cash paid for the assets acquired was $94.8 million, comprised of $77.0 million financed with borrowings under the Partnership's amended and restated senior secured revolving credit facility and $17.8 million in cash on hand.
The assets acquired in the Acquisition consist of:

•
The refined products terminal located at the Tyler Refinery (the "Tyler Terminal") which consists of a truck loading rack with nine loading bays supplied by pipeline from storage tanks located at the Tyler Refinery, along with certain ancillary assets. Total throughput capacity for the Tyler Terminal is approximately 72,000 barrels per day ("bpd"). For the year ended December 31, 2012, approximately 55,000 bpd of refined products were throughput at the Tyler Terminal.

•
Ninety-six storage tanks and certain ancillary assets (such as tank pumps and piping) located adjacent to the Tyler Refinery with an aggregate shell capacity of approximately 2.0 million barrels (the "Tyler Storage Tanks"). The Tyler Storage Tanks, together with the Tyler Terminal, are sometimes hereinafter referred to as the "Tyler Assets."

Delek Refining retained any current assets, current liabilities and environmental liabilities related to the Tyler Assets as of the date of the Acquisition. The only historical balance sheet items that transferred to the Partnership in the Acquisition were property, plant and equipment assets and asset retirement obligations which will be recorded by us at historical cost.

The Partnership will manage the operation of all of the assets and receive fees for services commencing upon completion of the Acquisition.

DELEK LOGISTICS PARTNERS, LP
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
March 31, 2013

	Delek Logistics Partners, LP	Tyler Terminal and Tank Assets	Pro Forma Adjustments		Delek Logistics Partners, LP Pro Forma
(Dollars in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$18,980	$—	$77,000	(a)	$830
			(94,800)	(b)
			(350)	(c)
Accounts receivable	37,886	—	—		37,886
Inventory	24,499	—	—		24,499
Deferred tax assets	14	—	—		14
Other current assets	362	—	—		362
Total current assets	81,741	—	(18,150)		63,591

Property, plant and equipment:
Property, plant and equipment	173,576	42,029	—	(b)	215,605
Less: accumulated depreciation	(20,841)	(6,235)	—	(b)	(27,076)
Property, plant and equipment, net	152,735	35,794	—		188,529

Goodwill	10,454	—	—		10,454
Intangible assets, net	12,178	—	—		12,178
Other non-current assets	3,698	—	—		3,698
Total assets	$260,806	$35,794	$(18,150)		$278,450

(Continued on next page)

DELEK LOGISTICS PARTNERS, LP
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
March 31, 2013

	Delek Logistics Partners, LP	Tyler Terminal and Tank Assets	Pro Forma Adjustments		Delek Logistics Partners, LP Pro Forma
(Dollars in thousands)
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$33,377	$—	$—		$33,377
Accounts payable to related parties	2,148	—	—		2,148
Fuel and other taxes payable	5,577	—	—		5,577
Accrued expenses and other current liabilities	7,865	31	(31)	(d)	7,865
Total current liabilities	48,967	31	(31)		48,967

Non-current liabilities:
Revolving credit facility	$90,000	$—	$77,000	(a)	$167,000
Asset retirement obligations	1,475	1,761	—	(b)	3,236
Deferred tax liability	13	—	—		13
Other non-current liabilities	9,208	185	(185)	(d)	9,208
Total non-current liabilities	100,696	1,946	76,815		179,457

Equity:
Equity of Predecessors	—	33,817	(33,817)	(e)	—
Common unitholders	54,892	—	(46,452)	(b)	24,946
			(171)	(c)
			106	(d)
			16,571	(e)
Subordinated unitholders	56,165	—	(46,452)	(b)	26,217
			(172)	(c)
			106	(d)
			16,570	(e)
General partner - DLGP	86	—	(1,896)	(b)	(1,137)
			(7)	(c)
			4	(d)
			676	(e)
Total equity	111,143	33,817	(94,934)		50,026

Total liabilities and equity	$260,806	$35,794	$(18,150)		$278,450

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements

DELEK LOGISTICS PARTNERS, LP
UNAUDITED PRO FORMA CONDENSED STATEMENTS OF COMBINED CONSOLIDATED INCOME AND COMPREHENSIVE INCOME
Year Ended December 31, 2012

	Delek Logistics Partners, LP	Tyler Terminal and Tank Assets	Pro Forma Adjustments		Delek Logistics Partners, LP Pro Forma
(dollars in thousands, except unit data and per unit data)
Net sales	$1,022,586	$—	$17,066	(f)	$1,039,652
Operating costs and expenses:
Cost of goods sold	959,434	—	—		959,434
Operating expenses	23,362	7,035	509	(g)	29,506
		—	200	(h)
		—	(1,600)	(i)
General and administrative expenses	8,389	761	(372)	(j)	8,778
Depreciation and amortization	8,675	1,255	—		9,930
Loss on sale of assets	9	—	—		9
Total operating costs and expenses	999,869	9,051	(1,263)		1,007,657
Operating income (loss)	22,717	(9,051)	18,329		31,995
Interest expense, net	2,682	—	1,540	(k)	4,222
Net income (loss) before income tax benefit	20,035	(9,051)	16,789		27,773
Income tax benefit	(14,024)	—	—		(14,024)
Net income (loss)	34,059	(9,051)	16,789		41,797
Comprehensive income (loss)	34,059	(9,051)	16,789		41,797
Less: income attributable to Predecessors	25,649	—	—		25,649
Net income (loss) attributable to partners	8,410	(9,051)	16,789		16,148
Less: General partner’s interest in net income	168	(181)	336		323
Limited partners’ interest in net income (loss)	$8,242	$(8,870)	$16,453		$15,825
Net income per limited partner unit:
Common units – (basic and diluted)	$0.34				$0.66
Subordinated units – Delek (basic and diluted)	$0.34				$0.66
Weighted average limited partner units outstanding:
Common units – (basic and diluted)	11,999,258				11,999,258
Subordinated units – Delek (basic and diluted)	11,999,258				11,999,258

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

DELEK LOGISTICS PARTNERS, LP
UNAUDITED PRO FORMA CONDENSED STATEMENTS OF COMBINED CONSOLIDATED INCOME AND COMPREHENSIVE INCOME
Three Months Ended March 31, 2013

	Delek Logistics Partners, LP	Tyler Terminal and Tank Assets	Pro Forma Adjustments		Delek Logistics Partners, LP Pro Forma
(dollars in thousands, except unit data and per unit data)
Net sales	$210,894	$—	$4,255	(f)	$215,149
Operating costs and expenses:
Cost of goods sold	187,860	—	—		187,860
Operating expenses	5,862	1,650	501	(g)	7,663
		—	50	(h)
		—	(400)	(i)
General and administrative expenses	1,677	293	(196)	(j)	1,774
Depreciation and amortization	2,352	844	—		3,196
Total operating costs and expenses	197,751	2,787	(45)		200,493
Operating income (loss)	13,143	(2,787)	4,300		14,656
Interest expense, net	817	—	385	(k)	1,202
Net income (loss) before income tax expense	12,326	(2,787)	3,915		13,454
Income tax expense	122	—	—		122
Net income (loss)	12,204	(2,787)	3,915		13,332
Comprehensive income (loss)	12,204	(2,787)	3,915		13,332
Less: General partner’s interest in net income	244	(56)	78		266
Limited partners’ interest in net income (loss)	$11,960	$(2,731)	$3,837		$13,066
Net income per limited partner unit:
Common units – (basic and diluted)	$0.50				$0.54
Subordinated units – Delek (basic and diluted)	$0.50				$0.54
Weighted average limited partner units outstanding:
Common units – (basic)	11,999,258				11,999,258
Common units – (diluted)	12,092,922				12,092,922
Subordinated units – Delek (basic and diluted)	11,999,258				11,999,258

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

DELEK LOGISTICS PARTNERS, LP
NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Presentation
The unaudited pro forma combined consolidated financial information presents the application of pro forma adjustments to our historical financial statements to reflect (i) the Acquisition, including the expected impact of the long-term commercial Throughput and Tankage Agreement and the Amended and Restated Omnibus Agreement ("Restated Omnibus Agreement") that we entered into in connection with the Acquisition and (ii) the payment of estimated fees and expenses in connection with the Acquisition. The pro forma adjustments have been prepared as if the Acquisition had taken place as of March 31, 2013, in the case of the unaudited pro forma balance sheet, and as of January 1, 2012, in the case of the unaudited pro forma statements of income and comprehensive income. The unaudited pro forma condensed combined consolidated financial statements give pro forma effect to:

•
the Acquisition of the net assets and operations, recorded at historical cost of $34.0 million (net book value of property and equipment of $35.8 million less the asset retirement obligations assumed of $1.8 million), which excludes environmental liabilities which were retained by Delek US under the amended schedules to the Restated Omnibus Agreement;

•	the payment of $0.4 million of estimated fees and expenses related to the Acquisition;

•
the execution of the Throughput and Tankage Agreement, the Tyler Lease and Access Agreement, (the "Tyler Lease") and the Tyler Site Services Agreement (the "Site Services Agreement"), and the recognition of incremental revenues and expenses under each agreement; and

•	the amendment to the Omnibus Agreement, and the recognition of incremental expense under that agreement.
Note 2. Pro Forma Adjustments and Assumptions

a.	Reflects the drawdown of $77.0 million under our amended and restated senior secured revolving credit facility.

b.
Reflects the acquisition of the Tyler Assets, along with the related distributions to a subsidiary of Delek US. The property, plant and equipment and the asset retirement obligations will be recorded at historical cost as it is considered to be a transaction among entities under common control.

c.	Reflects approximately $0.4 million in costs associated with the Acquisition relating to legal and consulting services, audit expenses and other costs.

d.	Delek US retained the environmental liabilities of the Predecessor, as these balances represent liabilities related to the Predecessor's operations prior to the closing of the Acquisition.

e.
Represents the conversion of the adjusted equity of the Predecessor of $33.8 million from equity of predecessors to $16.6 million for the common unitholders, $16.6 million for the subordinated unitholders and $0.7 million for the general partner of the Partnership.

f.
Reflects recognition of affiliate revenues for services provided by the Partnership to manage and operate the Tyler Assets. Volumes used in the calculations are the Tyler Terminal historical refined products volumes transported across the rack. Fees were calculated using the contractual terms under the Throughput and Tankage Agreement that was entered into with Delek US at the closing of the Acquisition.

g.
Reflects the adjustment to back out non-recurring credits in operating expenses of (i) $0.5 million recorded in the twelve months ended December 31, 2012 and (ii) $0.5 million recorded in the three months ended March 31, 2013.

h.	Reflects the adjustment of operating expenses to the terms of the Site Services Agreement.

i.	Reflects the adjustment of operating expenses to the terms of the Restated Omnibus Agreement in regards to indemnification of API 653 tank repairs.

j.	Reflects the adjustment of general and administrative expenses to the terms of the Restated Omnibus Agreement.

k.
Reflects interest expense at 2.3% on the additional $77.0 million borrowing under our amended and restated senior secured revolving credit facility, partially offset by a reduction of $0.2 million in the commitment fee for the unutilized portion of the facility. A 1.0% change in the interest rate associated with this borrowing would result in a $0.8 million change in annual interest expense.

Note 3. Pro Forma Net Income Per Unit
We use the two-class method when calculating the net income per unit applicable to limited partners, because we have more than one participating security. Our participating securities consist of common units, subordinated units and general partner units. We base our calculation of net income per unit on the weighted-average number of common units outstanding during the period.
Net income attributable to the Partnership is allocated between the limited (both common and subordinated) and general partners in accordance with our partnership agreement. Net income per unit is only calculated for the Partnership after its initial public offering as no units were outstanding prior to November 7, 2012. Distributions less than (greater than) earnings are allocated to the general partner and limited partners based on their respective ownership interests. Payments made to our unitholders are determined in relation to actual distributions declared and are not based on the net income per unit. The pro forma basic weighted-average number of units outstanding equals the historical weighted average number of units outstanding for each of the periods presented.
Diluted net income per unit includes the effects of potentially dilutive units on our common units, which consist of unvested phantom units. Basic and diluted net income per unit applicable to subordinated limited partners are the same as there are no potentially dilutive subordinated units outstanding.

Note 4. Commercial Agreements with Delek
In connection with the closing of this Acquisition, we entered into the Throughput and Tankage Agreement, the Tyler Lease, and the Site Services Agreement. These agreements contain terms under which DLGP and Delek Refining will provide the necessary personnel, equipment, other services and access for operation and maintenance of the Tyler Assets subsequent to the asset transfer date. The Throughput and Tankage Agreement is a long-term, fee-based commercial agreement with Delek Refining, under which we agree to provide services to manage and operate the assets and Delek Refining agrees to pay us fees based on minimum monthly throughput volumes in regards to the terminal and based on fixed amounts in regards to the storage tanks. The fees under these agreements will be indexed for inflation.
Additionally, these agreements include provisions that permit Delek Refining to suspend, reduce or terminate its obligations under the applicable agreements if certain events occur. These events include Delek US deciding to permanently or indefinitely suspend refining operations at the Tyler refinery as well as our being subject to certain force majeure events that would prevent us from performing required services under the applicable agreement.